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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 8, 1999
                        (Date of earliest event reported)

                         K N Energy, Inc. (Exact name of
                     Registrant as specified in its charter)


    Kansas                           1-6446                      48-0290000
  (State of                   (Commission File No.)             (IRS Employer
Incorporation)                                               Identification No.)

                              370 Van Gordon Street
                                P. O. Box 281304
                          Lakewood, Colorado 80228-8304
          (Address of principal executive offices, including zip code)

                                 (303) 989-1740
              (Registrant's telephone number, including area code)
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Item 5.   Other Events.

          K N Energy, Inc., a Kansas corporation (the "Company"), has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 8, 1999, by and among the Company, Rockies Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company("Merger Sub"), and Kinder Morgan, Inc., a Delaware corporation ("Kinder Morgan"). Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into Kinder Morgan, with Kinder Morgan as the surviving corporation (the "Merger"). Under the terms of the Merger Agreement, each outstanding share of Class A common stock, par value $0.01 per share, of Kinder Morgan ("Class A Common Stock") and each share of Class B common stock, par value $0.01 per share, of Kinder Morgan ("Class B Common Stock," and together with the Class A Common Stock, "KMI Common Stock")(other than shares with respect to which dissenters' appraisal rights are perfected under applicable state law) will be converted into the right to receive 3917.957 shares of common stock, par value $5.00 per share, of the Company. The Merger is conditioned upon, among other things, the approvals of stockholders of the Company and of Kinder Morgan and receipt of certain regulatory approvals, including approval of the Federal Energy Regulatory Commission and of the California Public Utility Commission, and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

          In addition, certain stockholders of Kinder Morgan have, simultaneously with the execution of the Merger Agreement, entered into a Voting Agreement whereby they have agreed, among other things, to vote their shares of KMI Common Stock in favor of the Merger. The Voting Agreement is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

          On June 20, 1999, David M. Carmichael resigned from the Company's Board of Directors, and from the board of directors of another company of which he was a member, to pursue another business venture. On June 24, 1999, Richard
D. Kinder, Chairman and Chief Executive Officer of Kinder Morgan, resigned from the Company's Board of Directors. On July 8, 1999, Larry D. Hall resigned his post as Chairman and Chief Executive Officer of the Company. Stewart A. Bliss, a director of the Company, has assumed the Company Chairman and CEO positions on an interim basis. Upon consummation of the Merger, Mr. Kinder will be named Chairman and Chief Executive Officer of the Company.
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

               99.1 Agreement and Plan of Merger, dated as of July 8, 1999, by and among the Company, Merger Sub and Kinder Morgan.

               99.2 Voting Agreement, dated as of July 8, 1999, by and among the Company, Richard D. Kinder and Morgan Associates, Inc.

               99.3 Joint Press Release of the Company and Kinder Morgan issued July 8, 1999.
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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        K N Energy, Inc.


                                        By:  /s/ Martha B. Wyrsch
                                             -----------------------------------
                                             Name:     Martha B. Wyrsch
                                             Title:    Vice President,
                                                       General Counsel and
                                                       Secretary


Date:  July 14, 1999
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                                  EXHIBIT INDEX

99.1 Agreement and Plan of Merger, dated as of July 8, 1999, by and among the Company, Merger Sub and Kinder Morgan.

99.2 Voting Agreement, dated as of July 8, 1999, by and among the Company, Richard D. Kinder and Morgan Associates, Inc.

99.3      Joint Press Release of the Company and Kinder Morgan, issued July 8,
          1999.